Exhibit 99.2

1	2020 Third Quarter Results
Prepared Remarks
August 5, 2020

Prepared Remarks
Nuance Third Quarter of Fiscal Year 2020
Prepared Remarks and Earnings Conference Call
We are providing these prepared remarks, in combination with the press release, to provide additional detail in advance of the quarterly conference call. These prepared remarks will not be read on the call.
The conference call will begin at 5:00 p.m. ET today. To participate, please access the live webcast at http://investors.nuance.com, or by dialing 1-888-317-6003 (US and Canada) or 1-412-317-6061 (international) and referencing code 3763097.
Both these and the quarterly conference call remarks include certain forward-looking statements and non-GAAP financial measures. Please reference the “Safe Harbor and Forward-Looking Statements” section for important caveats with respect to forward-looking information, and the “Discussion of non-GAAP Financial Measures” and related Supplemental Financial Information for more details on our non-GAAP financial measures.

Q3 2020 Summary
The third quarter marked another solid performance despite COVID-related headwinds, as we continued to execute on our financial objectives and strategic initiatives. We generated revenue and earnings per share above the high end of our guidance range. While our Healthcare business felt the effects of a widespread disruption in care and elective procedures resulting from the pandemic, those effects were less than anticipated. Volumes across our Healthcare business improved throughout the quarter, contributing to our revenue and earnings over-achievement. Healthcare organic revenue declined 13% year-over-year, as our continued strength in Dragon Medical Cloud, which grew 34% year-over-year, was more than offset by declines in our non-core HIM transcription and EHR implementation services businesses, which were exacerbated by the pandemic. Our Enterprise business declined 5% from prior year due to the timing of licensing and professional service projects. We experienced strong Enterprise license revenue growth in the first half of 2020 due in part to implementations that progressed ahead of our original expectations.
We exercised prudence throughout the quarter by eliminating certain discretionary spend items, reducing hiring across the company, deferring all merit increases for employees and vastly reducing our travel budgets. However, we remained committed to our strategic priorities and continued to prioritize our strategic investments in R&D and Sales, which we view as critical to fostering innovation and expanding our addressable market.
During the quarter, we fully repaid the $230 million that was borrowed under our revolver in March 2020. In addition, on July 31, we executed the 12-month extension of our revolving credit facility, extending its maturity date to April 2022. We remain confident in the strength of our balance sheet and our solid liquidity position, ending the quarter with a cash & marketable securities balance of $313 million. We did not repurchase any of our common shares during the period.
Lastly, during the quarter we announced that Diana Nole has joined Nuance as Executive Vice President and General Manager of the Healthcare business. A proven leader, Ms. Nole most recently served as Chief Executive Officer of the Wolters Kluwer Health division, overseeing all operations for the $1.3 billion global provider of healthcare information, software solutions, and services. We are excited to have her on the team and look forward to further advancing our growth and market positioning under her leadership.

© 2020 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

2	2020 Third Quarter Results
Prepared Remarks
August 5, 2020

Q3 2020 Summary of GAAP and Non-GAAP Financial Results

Q3 2020 Detailed Financial Results

($ in millions except earnings per share)	Q1 2019	Q2 2019	Q3 2019	Q4 2019	2019	Q1 2020	Q2 2020	Q3 2020	Year-Year Change*

GAAP Revenue	$419.7	$336.6	$377.4	$387.6	$1,521.3	$418.2	$369.3	$338.4	-$39.0
GAAP Gross Profit	$235.6	$177.3	$205.7	$219.2	$837.8	$233.8	$212.2	$194.2	-$11.5
GAAP Gross Margin %	56.1%	52.7%	54.5%	56.6%	55.1%	55.9%	57.5%	57.4%	2.9%
GAAP Operating Income	$46.8	-$1.7	$31.3	$30.8	$107.2	$52.1	$25.1	$22.4	-$8.9
GAAP Operating Margin	11.1%	(0.5)%	8.3%	7.9%	7.0%	12.5%	6.8%	6.6%	(1.7)%
GAAP Interest Expense	$32.3	$31.2	$28.4	$28.3	$120.1	$23.8	$23.6	$23.7	-$4.7
GAAP Taxes	$2.0	-$0.6	$10.7	$0.0	$12.1	-$36.4	$21.3	-$16.7	-$27.4
GAAP Net Income (Loss)	$13.9	-$28.4	-$0.7	$3.0	-$12.2	$54.9	-$20.0	$16.7	$17.3
GAAP Diluted EPS	$0.05	-$0.10	$0.00	$0.01	-$0.04	$0.19	-$0.07	$0.06	$0.06

Non-GAAP Revenue	$420.0	$336.9	$378.1	$387.8	$1,522.8	$418.3	$369.5	$338.4	-$39.7
Non-GAAP Gross Profit	$250.7	$189.6	$220.6	$235.0	$895.9	$246.7	$226.1	$207.3	-$13.3
Non-GAAP Gross Margin %	59.7%	56.3%	58.4%	60.6%	58.8%	59.0%	61.2%	61.3%	2.9%
Non-GAAP Operating Income	$119.8	$57.3	$91.8	$94.1	$363.0	$110.7	$83.9	$78.4	-$13.4
Non-GAAP Operating Margin	28.5%	17.0%	24.3%	24.3%	23.8%	26.5%	22.7%	23.2%	(1.1)%
Depreciation	$12.8	$12.5	$11.0	$10.3	$46.6	$10.2	$9.0	$8.8	-$2.2
Non-GAAP EBITDA	$132.6	$69.8	$102.8	$104.5	$409.6	$120.9	$92.9	$87.2	-$15.5
Non-GAAP Interest Expense	$20.0	$18.8	$16.0	$15.8	$70.6	$11.4	$11.3	$11.7	-$4.3
Non-GAAP Taxes	$23.1	$12.7	$23.6	$17.5	$76.9	$25.7	$16.7	$15.5	-$8.1
Non-GAAP Effective Tax Rate	22.7%	29.2%	29.2%	21.0%	24.9%	24.7%	21.9%	23.4%	(5.9)%
Cash Taxes	$4.3	$6.9	$1.5	$12.0	$24.8	$0.8	$14.2	$5.9	$4.4
Cash Tax Rate	4.3%	16.0%	1.9%	14.4%	8.0%	0.8%	18.7%	8.9%	7.1%
Non-GAAP Net Income	$78.5	$30.8	$57.2	$65.9	$232.5	$78.6	$59.7	$51.0	-$6.2
Non-GAAP Diluted EPS	$0.27	$0.11	$0.20	$0.23	$0.80	$0.27	$0.21	$0.18	-$0.02

Hosting Revenue	$186.8	$179.5	$188.2	$194.9	$749.4	$195.0	$198.1	$191.8	$3.6
Maintenance & Support Revenue	$76.2	$60.9	$66.4	$65.7	$269.3	$62.6	$64.2	$64.4	-$2.0
Product and Licensing Revenue	$115.9	$58.3	$78.7	$86.4	$339.4	$125.2	$69.6	$48.7	-$30.0
Professional Services Revenue	$41.1	$38.2	$44.8	$40.7	$164.8	$35.5	$37.7	$33.5	-$11.3
Total Non-GAAP Revenue	$420.0	$336.9	$378.1	$387.8	$1,522.8	$418.3	$369.5	$338.4	-$39.7
(*) Change in dollars, percentage, and basis points calculated using actual results. May not add due to rounding for table presentation purposes

•	Q3 20 GAAP revenue decreased $39.0 million year-over-year.

•
Q3 20 non-GAAP revenue of $338.4 million declined 11% on an organic basis due to the near-term negative impacts of COVID-19, which reduced volumes in our HIM transcription and PowerScribe radiology reporting businesses, deferred license purchases, and delayed certain implementation

© 2020 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

3	2020 Third Quarter Results
Prepared Remarks
August 5, 2020

projects, particularly in our EHR implementation services business. Despite the COVID-19 headwinds, we advanced our strategic priorities and experienced continued strong growth in our Dragon Medical Cloud, Radiology & Other Cloud, and Digital Engagement businesses.

•
Despite significant COVID-19 headwinds and ongoing declines in our HIM transcription business, our Hosting revenue grew year-over-year for the fifth consecutive quarter to $191.8 million as we continue to shift our Healthcare on-premise licensing business to cloud services.

•
Product & Licensing revenue declined $30.0 million due to the combined impacts of our shift to cloud in Healthcare, the near-term impacts from COVID-19, which delayed certain projects, and the timing of large license sales in our Enterprise business.

•
Non-GAAP gross margin was 61.3%, a favorable increase of 290 basis points compared to the prior year period due to continued declines in our non-strategic, low margin HIM transcription and EHR implementation businesses.

•	Non-GAAP operating margin decreased 110 basis points year-over-year, due to the near-term COVID-19 impacts on revenue and the continued ramp of strategic investments in R&D and Sales.

Liquidity and Capital

($ in millions except earnings per share)	Q1 2019	Q2 2019	Q3 2019	Q4 2019	2019	Q1 2020	Q2 2020	Q3 2020	Year-Year Change*

Cash & Marketable Securities	$449.6	$633.1	$686.2	$764.8	$764.8	$510.0	$526.2	$312.8	$(373.3)
Cash Flow from Continuing Operations	$72.7	$79.5	$73.2	$79.2	$304.6	$66.9	$87.9	$32.3	$(40.9)
Days Sales Outstanding (DSO)	57	60	58	56	57	56	54	57	-1
Debt Maturity Value	$2,437.0	$2,137.0	$2,137.0	$2,137.0	$2,137.0	$1,837.0	$1,896.5	$1,666.5	$(470.5)
Gross Debt Leverage Ratio				5.2	5.2	4.6	4.5	4.1
Net Debt Leverage Ratio				3.4	3.4	3.3	3.3	3.3
Shares Repurchased	4.9	1.2	1.7	0.4	8.2	5.7	3.8	—
Shares Repurchase Average Price	$15.36	$13.81	$17.36	$15.34	$15.55	$16.24	$20.40	$—
Shares Repurchased Consideration	$75.2	$16.2	$29.6	$6.0	$126.9	$92.4	$76.8	$—

6.00% High Yield Bond due 2024	$300.0	$300.0	$300.0	$300.0	$300.0	$—	$—	$—	-$300.0
5.625% High Yield Bond due 2026	$500.0	$500.0	$500.0	$500.0	$500.0	$500.0	$500.0	$500.0	$—
5.375% High Yield Bond due 2020	$300.0	$—	$—	$—	$—	$—	$—	$—	$—
2.750% Convertible puttable 2021	$46.6	$46.6	$46.6	$46.6	$46.6	$46.6	$—	$—	-$46.6
1.50% Convertible puttable 2021	$263.9	$263.9	$263.9	$263.9	$263.9	$263.9	$227.4	$227.4	-$36.5
1.25% Convertible due 2025	$350.0	$350.0	$350.0	$350.0	$350.0	$350.0	$262.7	$262.7	-$87.3
1.00% Convertible puttable 2022	$676.5	$676.5	$676.5	$676.5	$676.5	$676.5	$676.5	$676.5	$—
LIBOR + 1.75% Revolver due 2021	$—	$—	$—	$—	$—	$—	$230.0	$—	$—
Total Debt Maturity Value	$2,437.0	$2,137.0	$2,137.0	$2,137.0	$2,137.0	$1,837.0	$1,896.5	$1,666.5	$(470.5)

•	Total Cash Flow from Operations decreased $40.9 million year-over-year due to COVID-19 impacts on revenue and billings.

© 2020 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

4	2020 Third Quarter Results
Prepared Remarks
August 5, 2020

•
We ended the quarter with a cash and marketable securities balance of $313 million, reflecting the full repayment of the $230 million borrowed under our revolver in March 2020. This ending balance is within our cash balance target range of $250 million to $350 million.

Discussion of Segments

Table: Segment Revenue, Segment Profit and Margin

($ in millions)	Q1 2019	Q2 2019	Q3 2019	Q4 2019	2019	Q1 2020	Q2 2020	Q3 2020	Year-Year Change*

Healthcare Revenue	$272.0	$204.5	$228.4	$245.7	$950.6	$270.5	$224.4	$199.9	$(28.5)
Organic Revenue Growth						(1)%	10%	(13)%
% of Total Revenue	65%	61%	60%	63%	62%	65%	61%	59%	(1)%
Healthcare Segment Profit	$102.6	$62.3	$79.3	$89.3	$333.5	$93.3	$71.7	$62.9	$(16.5)
Healthcare Segment Profit Margin	37.7%	30.5%	34.7%	36.3%	35.1%	34.5%	31.9%	31.5%	(3.3)%
Enterprise Revenue	$129.7	$115.6	$137.9	$127.5	$510.8	$138.5	$137.4	$130.4	$(7.5)
Organic Revenue Growth						7%	19%	(5)%
% of Total Revenue	31%	34%	36%	33%	34%	33%	37%	39%	2%
Enterprise Segment Profit	$42.3	$20.3	$38.7	$29.8	$131.2	$42.5	$38.7	$37.0	$(1.8)
Enterprise Segment Profit Margin	32.6%	17.6%	28.1%	23.4%	25.7%	30.7%	28.2%	28.4%	0.3%
Strategic Revenue	$401.7	$320.2	$366.3	$373.2	$1,461.3	$409.0	$361.8	$330.3	$(36.0)
Organic Revenue Growth						2%	13%	(10)%
% of Total Revenue	96%	95%	97%	96%	96%	98%	98%	98%	1%
Strategic Segment Profit	$144.8	$82.6	$118.1	$119.1	$464.7	$135.8	$110.4	$99.9	$(18.2)
Strategic Segment Profit Margin	36.1%	25.8%	32.2%	31.9%	31.8%	33.2%	30.5%	30.2%	(2.0)%
Other Revenue	$18.4	$16.7	$11.8	$14.6	$61.5	$9.3	$7.7	$8.1	$(3.6)
Organic Revenue Growth						(33)%	(29)%	(26)%
% of Total Revenue	4%	5%	3%	4%	4%	2%	2%	2%	(1)%
Other Segment Profit	$5.3	$5.0	$3.0	$6.1	$19.6	$5.1	$3.8	$5.0	$2.0
Other Segment Profit Margin	29.1%	30.1%	25.8%	42.1%	31.8%	55.1%	49.9%	62.0%	36.1%
Total Nuance Revenue	$420.0	$336.9	$378.1	$387.8	$1,522.8	$418.3	$369.5	$338.4	$(39.7)
Organic Revenue Growth						1%	11%	(11)%
% of Total Revenue	100%	100%	100%	100%	100%	100%	100%	100%	—%
Total Nuance Segment Profit	$150.2	$87.7	$121.1	$125.3	$484.2	$140.9	$114.3	$104.9	$(16.2)
Total Nuance Segment Profit Margin	35.8%	26.0%	32.0%	32.3%	31.8%	33.7%	30.9%	31.0%	(1.0)%

© 2020 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

5	2020 Third Quarter Results
Prepared Remarks
August 5, 2020

Table: Healthcare Non-GAAP Revenue Detail

($ in millions)	Q1 2019	Q2 2019	Q3 2019	Q4 2019	2019	Q1 2020	Q2 2020	Q3 2020

Clinical Documentation Capture	$133.6	$124.3	$126.9	$151.2	$535.9	$134.3	$135.0	$127.1
Yr/yr As Reported Growth						1%	9%	—%

Dragon Medical Cloud	$43.5	$46.4	$53.3	$59.8	$202.9	$65.8	$67.6	$71.4
Yr/yr As Reported Growth						51%	46%	34%

Dragon Medical M&S	$14.4	$10.9	$12.1	$12.1	$49.5	$6.8	$7.9	$7.3
Yr/yr As Reported Growth						(53)%	(28)%	(40)%

Dragon Medical Product & Licensing	$18.6	$12.7	$10.2	$26.7	$68.2	$13.0	$13.3	$10.6
Yr/yr As Reported Growth						(30)%	5%	4%

HIM (Hosting and M&S)	$57.1	$54.3	$51.2	$52.7	$215.2	$48.8	$46.2	$37.9
Yr/yr As Reported Growth						(15)%	(15)%	(26)%

Radiology & Other	$91.4	$37.2	$55.7	$49.7	$234.1	$93.8	$48.1	$37.7
Yr/yr As Reported Growth						3%	29%	(32)%

Professional Services	$16.4	$17.3	$20.9	$19.1	$73.8	$15.6	$15.2	$8.0
Yr/yr As Reported Growth						(5)%	(12)%	(62)%

Other Maintenance & Support	$30.6	$25.7	$24.9	$25.7	$106.8	$26.8	$26.1	$27.1
Yr/yr As Reported Growth						(12)%	2%	9%

Total Healthcare Revenues	$272.0	$204.5	$228.4	$245.7	$950.6	$270.5	$224.4	$199.9
Yr/yr As Reported Growth						(1)%	10%	(12)%
Yr/yr Organic Growth						(1)%	10%	(13)%

•
Our Healthcare business declined 13% organically compared to Q3 2019 primarily due to the near-term negative impacts of COVID-19, which reduced volumes in our HIM transcription and PowerScribe radiology reporting businesses, deferred license purchases, and certain delayed implementation projects, particularly in our EHR implementation services business. We also experienced some headwinds with lower Radiology & Other licenses and Dragon Medical M&S due to our ongoing transition from on-premise to cloud. Despite the COVID-19 headwinds, we continued to advance our strategic priorities and experienced strong growth in our Dragon Medical, CDI and PowerScribe cloud businesses.

•
Radiology & Other declined year-over-year due to the combination of a few factors. First, the COVID impacts previously discussed led to lower license and professional services revenue. Second, as we often note, this revenue category is subject to fluctuation due to the timing of multi-year term licenses. And finally, we had planned a near-term impact on this Radiology & Other line due to the ongoing migration of our radiology and CDI on-premise install base to our new cloud solutions. In particular, during the third quarter, we converted a number of on-premise, term license CDI customers to our new CDE One cloud offering. For accounting purposes, this conversion from term license to cloud services resulted in a non-cash revenue reduction of $8 million, in exchange for ratable and recurring cloud services revenue that will be recognized on the hosting revenue line

© 2020 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

6	2020 Third Quarter Results
Prepared Remarks
August 5, 2020

as the services are performed. These customers previously contracted for the right to use our CDI technology on-premise for a fixed period of time and paid for that use in equal monthly payments throughout the contract term. Under the ASC 606 accounting standard we recognize the full revenue value of that type of contract up-front at the time of contract signature, but collect the cash throughout the term. When we migrate those customers to a cloud offering, there is a non-cash revenue reduction for the uncollected portion of the term license. This migration is strategically important, and we will continue to aggressively look for opportunities to convert current term license customers to our cloud offerings as fast as possible. While we experienced an overall 32% decline due to these factors above, we are pleased with the performance and solid growth in Radiology & Other cloud ARR and revenue.

•
Our Enterprise business declined 5% primarily due to the timing of large license revenue and related implementation projects, as well as some temporary COVID-related project deferrals. We experienced very strong license revenue growth in the first half of 2020 due, in part, to implementations that progressed ahead of plan. As a reminder, Enterprise remains subject to fluctuation from period-to-period due related to the timing of large license activity. Due to these timing dynamics and, in particular, the strong license revenue growth we saw in the first half of 2020, we always encourage investors to assess our Enterprise revenue performance on an annual basis.

© 2020 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

7	2020 Third Quarter Results
Prepared Remarks
August 5, 2020

Fiscal 2020 Guidance

Reflecting the improvement in the macro level COVID-19 environment and strong performance across our Dragon Medical, Radiology and CDI cloud business, we are updating our 2020 Guidance as follows:

•
Increasing our revenue guidance to an updated range of $1,460 million to $1,480 million, an increase of $25 million at the mid-point and a narrowing of the range from $80 million to $20 million. This new revenue guidance range still reflects material COVID-19 related revenue impacts and takes into account the uncertainty about the duration of the crisis, magnitude of impact across our markets and pace of recovery as the pandemic subsides. Despite the underlying macro uncertainty, our long-term growth potential remains unchanged and we reiterate our mid-term 2023 outlook expectations.

•
Maintaining our non-GAAP operating margin mid-point of 23.5% despite the increase in revenue, as a significant amount of the revenue increase is from our low margin, non-strategic HIM transcription services business. Additionally, while we will continue to operate with reduced hiring, travel and merit, we are expanding investment in our strategic priorities.

•	Narrowing our GAAP and non-GAAP EPS guidance range from $0.10 to $0.05.

•	Restoring our Cash Flow from Operations, Free Cash Flow and Ending Cash Balance guidance.

•	Increasing our Healthcare ARR from the prior range of $337 million to $362 million up to a new range of $370 million to $380 million.

Table: Fiscal 2020 Guidance Summary

($ in millions except earnings per share)	Prior 2020 Guidance		Adjustments		Current 2020 Guidance
	LOW	HIGH	LOW	HIGH	LOW	HIGH
Total GAAP Revenue	$1,405	$1,485	$55	-$5	$1,460	$1,480
Total Non-GAAP Revenue	$1,405	$1,485	$55	-$5	$1,460	$1,480
Non-GAAP Gross Margin	60%	60%			60%	60%
Non-GAAP Operating Margin	23.0%	24.0%			23.0%	24.0%
Non-GAAP Net Interest & Other	$35	$37	$1	$0	$36	$37
Non-GAAP Tax Rate	23.0%	24.0%			23.0%	24.0%
Cash Taxes	$28	$30	-$1	-$2	$27	$28
Diluted Share Count	289.0	289.0	2.5	2.5	291.5	291.5
GAAP EPS	$0.07	$0.19	$0.04	($0.01)	$0.11	$0.18
Non-GAAP Diluted EPS	$0.76	$0.86	$0.02	($0.03)	$0.78	$0.83
Depreciation	$40	$40	-$4	-$2	$36	$38
Cash Flow From Operations (CFFO)	Withdrawn				$235	$265
Capital Expenditures	$50	$50	$10	$10	$60	$60
Free Cash Flow (FCF)	Withdrawn				$175	$205
Projected 9/30/20 Cash & Marketable Securities	Withdrawn				$345	$375
Healthcare ARR	$337	$362	$33	$18	$370	$380

© 2020 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

8	2020 Third Quarter Results
Prepared Remarks
August 5, 2020

Table: Fiscal 2020 Segment Guidance

($ in millions)	Prior 2020 Guidance		Adjustments		Current 2020 Guidance
	LOW	HIGH	LOW	HIGH	LOW	HIGH
Healthcare Revenue	$860.0	$916.0	$41.0	-$5.0	$901.0	$911.0
Organic Revenue Growth	(10%)	(4%)	5%	0%	(5%)	(4%)
Healthcare Segment Profit Margin	31%	32%			31%	32%
Enterprise Revenue	$516.0	$536.0	$11.0	-$1.0	$527.0	$535.0
Organic Revenue Growth	1%	5%	2%	0%	3%	5%
Enterprise Segment Profit Margin	28%	29%			28%	29%
Strategic Revenue	$1,376.0	$1,452.0	$52.0	-$6.0	$1,428.0	$1,446.0
Organic Revenue Growth	(6%)	(1%)	4%	0%	(2%)	(1%)
Other Revenue	$29.0	$33.0	$3.0	$1.0	$32.0	$34.0
Organic Revenue Growth	(41%)	(32%)	7%	2%	(34%)	(30%)
Other Segment Profit Margin	40%	46%	14%	10%	54%	56%
Total Nuance Revenue	$1,405.0	$1,485.0	$55.0	-$5.0	$1,460.0	$1,480.0
Organic Revenue Growth	(7%)	(2%)	4%	0%	(3%)	(2%)

Table: Fiscal 2020 Healthcare Revenue Detail Guidance

($ in millions)	Prior 2020 Guidance		Adjustments		Current 2020 Guidance
	LOW	HIGH	LOW	HIGH	LOW	HIGH
Dragon Medical Cloud	$274.0	$280.0	$4.0	$0.0	$278.0	$280.0
Organic Revenue Growth	35%	38%	2%	0%	37%	38%
Other Healthcare	$586.0	$636.0	$37.0	-$5.0	$623.0	$631.0
Organic Revenue Growth	(22%)	(15%)	5%	(1%)	(17%)	(16%)
Total Healthcare	$860.0	$916.0	$41.0	-$5.0	$901.0	$911.0
Organic Revenue Growth	(10%)	(4%)	5%	0%	(5%)	(4%)

Q4 2020 Guidance

We are providing the following guidance for our fourth quarter of fiscal year 2020:

Table: Q4 2020 Guidance

($ in millions except earnings per share)	Q4 2020 LOW Guidance	Q4 2020 HIGH Guidance
GAAP Revenue	$334.0	$354.0
Non-GAAP Revenue	$334.0	$354.0
GAAP EPS	($0.06)	$0.01
Non-GAAP Diluted EPS	$0.13	$0.18

© 2020 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

9	2020 Third Quarter Results
Prepared Remarks
August 5, 2020

About Nuance Communications, Inc.
Nuance Communications (NASDAQ: NUAN) is the pioneer and leader in conversational AI innovations that bring intelligence to everyday work and life. The company delivers solutions that understand, analyze, and respond to people - amplifying human intelligence to increase productivity and security. With decades of domain and AI expertise, Nuance works with thousands of organizations globally across healthcare, financial services, telecommunications, government, and retail - to create stronger relationships and better experiences for their customers and workforce. For more information, please visit www.nuance.com.

Trademark reference: Nuance and the Nuance logo are registered trademarks or trademarks of Nuance Communications, Inc. or its affiliates in the United States and/or other countries. All other trademarks referenced herein are the property of their respective owners.

Safe Harbor and Forward-Looking Statements
Statements in this document regarding future performance and our management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” "intends" or “estimates” or similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including but not limited to: the impact of the COVID-19 pandemic; the effects of competition, including pricing pressure, and changing business models in the markets and industries in which we operate; fluctuations in demand for our existing and future products; changes to economic, political, and regulatory conditions in the United States and internationally; our ability to attract and retain key personnel; our ability to control and successfully manage our expenses and cash position; cybersecurity and data privacy incidents or breaches, and related remediation and investigation; our ability to comply with applicable domestic and international laws and policies; fluctuating currency rates; possible quality issues in our products and technologies; our ability to realize anticipated synergies from acquired businesses, to cut stranded costs related to divested businesses, and to capture the expected value from strategic transactions; and the other factors described in our most recent Form 10-K, Form 10-Q and other filings with the Securities and Exchange Commission. We disclaim any obligation to update any forward- looking statements as a result of developments occurring after the date of this document.

Definitions
Certain supplemental data provided in the prepared call remarks above are based upon internal Nuance definitions that are important for the reader to understand.

Non-GAAP Organic Revenue Growth. Organic revenue growth is calculated by comparing current period non-GAAP (“Generally Accepted Accounting Principles”) revenue to non-GAAP revenue from the corresponding prior-year period. For purposes of this calculation, prior period non-GAAP revenue is adjusted to include revenue from companies acquired as if we had owned the business in all periods presented, and similarly exclude revenue from business dispositions as if we had not owned the disposed business in all periods presented. Non-GAAP organic revenue growth on a constant currency basis is calculated using current period non-GAAP revenue for entities reporting in currencies other than United States dollars, excluding United States dollar-denominated transactions recorded in those entities, converted into United States dollars using the average exchange rates from the prior-year period rather than the actual exchange rates in effect during the current period.

© 2020 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

10	2020 Third Quarter Results
Prepared Remarks
August 5, 2020

Gross Debt Leverage Ratio. Gross Debt Leverage Ratio represents the ratio of the total debt principal outstanding as of the end of the reporting period to the trailing-twelve-month EBITDA (as defined below) from continuing operations.

Net Debt Leverage Ratio. Net Debt Leverage Ratio represents the ratio of the total debt principal outstanding, net of total cash and marketable securities, as of the end of the reporting period, to the trailing-twelve-month EBITDA from continuing operations.

Segment Profit. Segment profit reflects the direct controllable costs of each Segment together with an allocation of sales and corporate marketing expenses, and certain research and development project costs that benefit multiple product offerings. Segment profit represents income from operations excluding stock-based compensation, amortization of intangible assets, acquisition-related costs, net, restructuring and other charges, net, costs associated with intellectual property collaboration agreements, other income (expense), net and certain unallocated corporate expenses.

Discussion of non-GAAP Financial Measures
We believe that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance, but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. The non- GAAP information included in this press release should not be considered superior to, or a substitute for, financial statements prepared in accordance with GAAP.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. Our annual financial plan is prepared both on a GAAP and non-GAAP basis, and the non- GAAP annual financial plan is approved by our board of directors. Continuous budgeting and forecasting for revenue and expenses are conducted on a consistent non-GAAP basis (in addition to GAAP) and actual results on a non-GAAP basis are assessed against the non-GAAP annual financial plan. The board of directors and management utilize these non-GAAP measures and results (in addition to the GAAP results) to determine our allocation of resources. In addition, and as a consequence of the importance of these measures in managing the business, we use non-GAAP measures and results in the evaluation process to establish management’s compensation. For example, our annual bonus program payments are based upon the achievement of consolidated non-GAAP revenue and consolidated non-GAAP earnings per share financial targets. We consider the use of non-GAAP revenue helpful in understanding the performance of our business, as it excludes the purchase accounting impact on acquired deferred revenue and other acquisition- related adjustments to revenue. We also consider the use of non-GAAP earnings per share helpful in assessing the organic performance of the continuing operations of our business. By organic performance we mean performance as if we had owned an acquired business in the same period a year ago. By constant currency organic performance, we mean performance excluding the effect of current foreign currency rate fluctuations. By continuing operations, we mean the ongoing results of the business excluding certain unplanned costs. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial statements.

© 2020 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

11	2020 Third Quarter Results
Prepared Remarks
August 5, 2020

Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial statements, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three months ended June 30, 2020 and 2019, our management has either included or excluded items in seven general categories, each of which is described below.

Acquisition-related revenue and cost of revenue.
We provide supplementary non-GAAP financial measures of revenue that include revenue that we would have recognized but for the purchase accounting treatment of acquisition transactions. Non-GAAP revenue also includes revenue that we would have recognized had we not acquired intellectual property and other assets from the same customer. Because GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. These non-GAAP adjustments are intended to reflect the full amount of such revenue. We include non-GAAP revenue and cost of revenue to allow for more complete comparisons to the financial results of historical operations, forward-looking guidance and the financial results of peer companies. We believe these adjustments are useful to management and investors as a measure of the ongoing performance of the business because, although we cannot be certain that customers will renew their contracts, we have historically experienced high renewal rates on maintenance and support agreements and other customer contracts. Additionally, although acquisition-related revenue adjustments are non-recurring with respect to past acquisitions, we generally will incur these adjustments in connection with any future acquisitions.

Restructuring and other costs, net.
Restructuring and other charges, net include restructuring expenses as well as other charges that are unusual in nature, are the result of unplanned events, and arise outside the ordinary course of our business. Restructuring expenses consist of employee severance costs, charges for the closure of excess facilities and other contract termination costs. Other charges include litigation contingency reserves, costs related to the transition agreement of our former CEO, asset impairment charges, expenses associated with the malware incident that occurred in the third quarter of fiscal year 2017 (the "2017 Malware Incident") and gains or losses on the sale or disposition of certain non-strategic assets or product lines.

Acquisition-related costs, net.
In recent years, we have completed a number of acquisitions, which result in operating expenses, which would not otherwise have been incurred. We provide supplementary non-GAAP financial measures, which exclude certain transition, integration and other acquisition-related expense items resulting from acquisitions, to allow more accurate comparisons of the financial results to historical operations, forward looking guidance and the financial results of less acquisitive peer companies. We consider these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, we do not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition related costs, may not be indicative of the size, complexity and/or volume of future acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management is better able to evaluate our ability to utilize our existing assets and estimate the long-term value that acquired assets will generate for us. We believe

© 2020 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

12	2020 Third Quarter Results
Prepared Remarks
August 5, 2020

that providing a supplemental non-GAAP measure, which excludes these items allows management and investors to consider the ongoing operations of the business both with, and without, such expenses.

These acquisition-related costs fall into the following categories: (i) transition and integration costs; (ii) professional service fees and expenses; and (iii) acquisition-related adjustments. Although these expenses are not recurring with respect to past acquisitions, we generally will incur these expenses in connection with any future acquisitions. These categories are further discussed as follows:

(i)
Transition and integration costs. Transition and integration costs include retention payments, transitional employee costs, and earn-out payments treated as compensation expense, as well as the costs of integration-related activities, including services provided by third-parties.

(ii)
Professional service fees and expenses. Professional service fees and expenses include financial advisory, legal, accounting and other outside services incurred in connection with acquisition activities, and disputes and regulatory matters related to acquired entities.

(iii)
Acquisition-related adjustments. Acquisition-related adjustments include adjustments to acquisition-related items that are required to be marked to fair value each reporting period, such as contingent consideration, and other items related to acquisitions for which the measurement period has ended, such as gains or losses on settlements of pre-acquisition contingencies.

Amortization of acquired intangible assets.
We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which our acquired intellectual property is treated in a comparable manner to our internally developed intellectual property. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.

Non-cash expenses.
We provide non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; and (ii) non-cash interest. These items are further discussed as follows:

(i)
Stock-based compensation. Because of varying valuation methodologies, subjective assumptions and the variety of award types, we believe that excluding stock-based compensation allows for more accurate comparisons of operating results to peer companies, as well as to times in our history when stock-based compensation was more or less significant as a portion of overall compensation than in the current period. We evaluate performance both with and without these measures because compensation expense related to stock-based compensation is typically non-cash and the options and restricted awards granted are influenced by the Company’s stock price and other factors such as volatility that are beyond our control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include such charges in operating plans. Stock-based compensation will continue in future periods.

(ii)	Non-cash interest. We exclude non-cash interest because we believe that excluding this expense

© 2020 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

13	2020 Third Quarter Results
Prepared Remarks
August 5, 2020

provides senior management, as well as other users of the financial statements, with a valuable perspective on the cash-based performance and health of the business, including the current near-term projected liquidity. Non-cash interest expense will continue in future periods.

Other expenses.
We exclude certain other expenses that result from unplanned events outside the ordinary course of continuing operations, in order to measure operating performance and current and future liquidity both with and without these expenses. By providing this information, we believe management and the users of the financial statements are better able to understand the financial results of what we consider to be our organic, continuing operations. Included in these expenses are items such as restructuring charges, asset impairments and other charges (credits), net, and losses from extinguishing our convertible debt. Other items such as consulting and professional services fees related to assessing strategic alternatives and our transformation programs, implementation of the new revenue recognition standard (ASC 606), and expenses associated with the malware incident and remediation thereof are also excluded.

Non-GAAP Operating Income and Non-GAAP EBITDA.
Our non-GAAP operating income includes acquisition-related revenue adjustments but excludes non-GAAP expenses such as stock compensation, amortization of intangible assets, restructuring and other costs, net, acquisition-related costs, net, and certain other expenses that result from unplanned events outside the ordinary course of continuing operations. Our non-GAAP EBITDA represents our non-GAAP operating income, adding back depreciation expense.

Non-GAAP income tax provision.
Our non-GAAP income tax provision is determined based on our non-GAAP pre-tax income. The tax effect of each non-GAAP adjustment, if applicable, is computed based on the statutory tax rate of the jurisdiction to which the adjustment relates. Additionally, as our non-GAAP profitability is higher based on the non-GAAP adjustments, we adjust the GAAP tax provision to remove valuation allowances and related effects based on the higher level of reported non-GAAP profitability. We also exclude from our non-GAAP tax provision certain discrete tax items as they occur.

Financial Tables Follow

© 2020 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

14	2020 Third Quarter Results
Prepared Remarks
August 5, 2020

Nuance Communications, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
Unaudited

	Three Months Ended June 30,		Nine Months Ended June 30,
	2020	2019	2020	2019
Revenues:
Hosting and professional services	$225,304	$232,860	$691,295	$678,104
Product and licensing	48,722	78,184	243,501	252,299
Maintenance and support	64,372	66,393	191,172	203,293
Total revenues	338,398	377,437	1,125,968	1,133,696

Cost of revenues:
Hosting and professional services	119,797	138,367	388,783	409,259
Product and licensing	10,672	18,693	54,166	60,471
Maintenance and support	7,278	8,141	23,037	24,813
Amortization of intangible assets	6,435	6,569	19,678	20,606
Total cost of revenues	144,182	171,770	485,664	515,149

Gross profit	194,216	205,667	640,304	618,547

Operating expenses:
Research and development	55,237	47,074	169,699	139,698
Sales and marketing	64,351	65,331	201,847	200,384
General and administrative	37,665	45,834	114,355	129,157
Amortization of intangible assets	11,845	13,364	36,215	41,030
Acquisition-related costs, net	758	788	3,605	5,440
Restructuring and other charges, net	1,920	1,947	14,932	26,446
Total operating expenses	171,776	174,338	540,653	542,155

Income from operations	22,440	31,329	99,651	76,392

Other expenses, net	(22,438)	(21,296)	(79,912)	(79,466)

Income (loss) before income taxes	2	10,033	19,739	(3,074)

(Benefit) provision for income taxes	(16,660)	10,720	(31,794)	12,129

Net income (loss) from continuing operations	16,662	(687)	51,533	(15,203)
Net income (loss) from discontinued operations	—	9,946	(6,192)	120,884
Net income	$16,662	$9,259	$45,341	$105,681

Net income (loss) per common share - basic:
Continuing operations	$0.06	$—	$0.18	$(0.05)
Discontinued operations	—	0.03	(0.02)	0.42
Total net income per basic common share	$0.06	$0.03	$0.16	$0.37

Net income (loss) per common share - diluted:
Continuing operations	$0.06	$—	$0.18	$(0.05)
Discontinued operations	—	0.03	(0.02)	0.42
Total net income per diluted common share	$0.06	$0.03	$0.16	$0.37

Weighted average common shares outstanding:
Basic	281,281	285,942	282,674	285,064
Diluted	287,852	285,942	288,096	285,064

© 2020 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

15	2020 Third Quarter Results
Prepared Remarks
August 5, 2020

Nuance Communications, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2020	September 30, 2019
	Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$240,555	$560,961
Marketable securities	69,283	186,555
Accounts receivable, net	215,272	240,673
Prepaid expenses and other current assets	145,831	175,166
Current assets of discontinued operations	—	91,858
Total current assets	670,941	1,255,213

Marketable securities	2,986	17,287
Land, building and equipment, net	133,755	121,203
Goodwill	2,129,736	2,127,896
Intangible assets, net	235,703	291,371
Right-of-use assets	107,553	—
Other assets	265,412	316,215
Long-term assets of discontinued operations	—	1,236,608
Total assets	$3,546,086	$5,365,793

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$—	$1,142,870
Contingent and deferred acquisition payments	16,083	17,470
Accounts payable	65,511	90,826
Accrued expenses and other current liabilities	179,844	249,570
Deferred revenue	261,406	214,223
Current liabilities of discontinued operations	—	130,117
Total current liabilities	522,844	1,845,076

Long-term debt	1,524,825	793,536
Deferred revenue, net of current portion	105,632	133,783
Deferred tax liability	61,306	54,216
Operating lease liabilities	105,333	—
Other liabilities	75,817	79,378
Long-term liabilities of discontinued operations	—	286,654
Total liabilities	2,395,757	3,192,643

Stockholders' equity	1,150,329	2,173,150
Total liabilities and stockholders' equity	$3,546,086	$5,365,793

© 2020 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

16	2020 Third Quarter Results
Prepared Remarks
August 5, 2020

Nuance Communications, Inc.
Consolidated Statements of Cash Flows
(in thousands)
Unaudited

	Three Months Ended June 30,		Nine Months Ended June 30,
	2020	2019	2020	2019
Cash flows from operating activities:
Net income (loss) from continuing operations	$16,662	$(687)	$51,533	$(15,203)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	8,840	10,749	27,990	37,117
Amortization	18,280	19,933	55,893	61,636
Stock-based compensation	33,135	30,181	98,030	84,476
Non-cash interest expense	11,951	12,325	37,269	37,011
Deferred tax (benefit) provision	(22,867)	6,516	(55,626)	(5,126)
Loss on extinguishment of debt	—	—	18,656	910
Other	1,329	(1,456)	2,905	(651)
Changes in operating assets and liabilities, excluding effects of acquisitions:
Accounts receivable	6,330	(7,455)	26,264	12,318
Prepaid expenses and other assets	(1,328)	(62)	5,030	(14,760)
Accounts payable	(9,649)	5,685	(15,868)	8,269
Accrued expenses and other liabilities	(23,076)	9,928	(84,762)	2,847
Deferred revenue	(7,325)	(12,503)	19,706	16,448
Net cash provided by operating activities - continuing operations	32,282	73,154	187,020	225,292
Net cash provided by (used in) operating activities - discontinued operations	—	20,484	(13,307)	71,902
Net cash provided by operating activities	32,282	93,638	173,713	297,194
Cash flows from investing activities:
Capital expenditures	(14,363)	(8,809)	(45,550)	(32,243)
Proceeds from disposition of a business, net of transaction fees	—	2,998	—	407,043
Purchases of marketable securities and other investments	(9,096)	(137,167)	(157,976)	(256,332)
Proceeds from sales and maturities of marketable securities and other investments	65,597	145,253	290,584	262,914
Other	42	(549)	1,374	(3,102)
Net cash provided by investing activities	42,180	1,726	88,432	378,280
Cash flows from financing activities:
Repurchase and redemption of debt	—	—	(513,642)	(300,000)
Net distribution from Cerence upon the spin-off	—	—	139,090	—
Payments for repurchase of common stock	—	(29,614)	(169,218)	(120,935)
Proceeds from issuance of common stock from employee stock plans	—	—	7,204	8,643
Proceeds from the revolving credit facility	—	—	230,000	—
Repayment of the revolving credit facility	(230,000)	—	(230,000)	—
Payments for taxes related to net share settlement of equity awards	(3,480)	(4,371)	(39,968)	(42,562)
Other financing activities	(6)	(232)	(2,840)	(1,442)
Net cash used in financing activities	(233,486)	(34,217)	(579,374)	(456,296)
Effects of exchange rate changes on cash and cash equivalents	1,672	454	(3,177)	1,236
Net (decrease) increase in cash and cash equivalents	(157,352)	61,601	(320,406)	220,414
Cash and cash equivalents at beginning of period	397,907	474,776	560,961	315,963
Cash and cash equivalents at end of period	$240,555	$536,377	$240,555	$536,377

© 2020 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

17	2020 Third Quarter Results
Prepared Remarks
August 5, 2020

Nuance Communications, Inc.
Supplemental Financial Information – GAAP to Non-GAAP Reconciliations
(in millions)
Unaudited

	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
	2019	2019	2019	2019	2019	2020	2020	2020

GAAP revenue	$419.7	$336.6	$377.4	$387.6	$1,521.3	$418.2	$369.3	$338.4
Acquisition-related revenue adjustments	0.4	0.4	0.6	0.2	1.5	0.1	0.2	—
Other	(0.1)	(0.1)	0.1	—	—	—	—	—
Non-GAAP revenue	$420.0	$336.9	$378.1	$387.8	$1,522.8	$418.3	$369.5	$338.4

GAAP gross profit	$235.6	$177.3	$205.7	$219.2	$837.8	$233.8	$212.2	$194.2
Acquisition-related revenue adjustments	0.4	0.4	0.6	0.2	1.5	0.1	0.2	—
Amortization of intangible assets (1)	7.4	6.7	6.6	6.8	27.4	6.6	6.6	6.4
Stock-based compensation (2)	7.0	5.2	7.7	8.8	28.9	6.1	7.1	6.7
Other	0.3	—	—	—	0.3	0.1	—	—
Non-GAAP gross profit	$250.7	$189.6	$220.6	$235.0	$895.9	$246.7	$226.1	$207.3

GAAP income (loss) from operations	$46.8	$(1.7)	$31.3	$30.8	$107.2	$52.1	$25.1	$22.4
Acquisition-related revenue adjustments	0.4	0.4	0.6	0.2	1.5	0.1	0.2	—
Amortization of intangible assets (1)	21.2	20.5	19.9	20.0	81.6	19.2	18.4	18.3
Stock-based compensation (2)	29.5	24.8	30.2	34.8	119.3	31.2	33.7	33.1
Acquisition-related costs, net	2.6	2.1	0.8	2.5	8.0	1.2	1.7	0.8
Restructuring and other costs, net	14.6	9.9	1.9	2.7	29.1	6.7	6.3	1.9
Other	4.7	1.3	7.1	3.1	16.3	0.2	(1.5)	1.9
Non-GAAP income from operations	$119.8	$57.3	$91.8	$94.1	$363.0	$110.7	$83.9	$78.4

GAAP net income (loss)	$13.9	$(28.4)	$(0.7)	$3.0	$(12.2)	$54.9	$(20.0)	$16.7
Provision (benefit) for income taxes	2.0	(0.6)	10.7	—	12.1	(36.4)	21.3	(16.7)
Other expense, net	30.9	27.3	21.3	27.8	107.3	33.7	23.8	22.4
Acquisition-related revenue adjustments	0.4	0.4	0.6	0.2	1.5	0.1	0.2	—
Amortization of intangible assets (1)	21.2	20.5	19.9	20.0	81.6	19.2	18.4	18.3
Stock-based compensation (2)	29.5	24.8	30.2	34.8	119.3	31.2	33.7	33.1
Acquisition-related costs, net	2.6	2.1	0.8	2.5	8.0	1.2	1.7	0.8
Restructuring and other costs, net	14.6	9.9	1.9	2.7	29.1	6.7	6.3	1.9
Depreciation expense	12.8	12.5	11.0	10.3	46.6	10.2	9.0	8.8
Other	4.7	1.3	7.1	3.1	16.3	0.2	(1.5)	1.9
Non-GAAP EBITDA	$132.6	$69.8	$102.8	$104.5	$409.6	$120.9	$92.9	$87.2
Schedules may not add due to rounding.

© 2020 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

18	2020 Third Quarter Results
Prepared Remarks
August 5, 2020

Nuance Communications, Inc.
Supplemental Financial Information – GAAP to Non-GAAP Reconciliations, continued
(in millions, except per share amounts)
Unaudited

	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
	2019	2019	2019	2019	2019	2020	2020	2020

GAAP net income (loss)	$13.9	$(28.4)	$(0.7)	$3.0	$(12.2)	$54.9	$(20.0)	$16.7
Acquisition-related revenue adjustments	0.4	0.4	0.6	0.2	1.5	0.1	0.2	—
Amortization of intangible assets (1)	21.2	20.5	19.9	20.0	81.6	19.2	18.4	18.3
Stock-based compensation (2)	29.5	24.8	30.2	34.8	119.3	31.2	33.7	33.1
Acquisition-related costs, net	2.6	2.1	0.8	2.5	8.0	1.2	1.7	0.8
Restructuring and other costs, net	14.6	9.9	1.9	2.7	29.1	6.7	6.3	1.9
Non-cash interest expense	12.3	12.4	12.4	12.5	49.5	12.4	12.3	12.0
Loss on extinguishment of debt	—	0.9	—	—	0.9	14.7	3.6	—
Non-GAAP tax adjustments	(21.1)	(13.4)	(12.9)	(17.6)	(64.8)	(62.2)	4.7	(32.2)
Other	5.1	1.6	5.0	7.8	19.6	0.4	(1.2)	0.4
Non-GAAP net income	$78.5	$30.8	$57.2	$65.9	$232.5	$78.6	$59.7	$51.0

GAAP diluted net income (loss) per share	$0.05	$(0.10)	$—	$0.01	$(0.04)	$0.19	$(0.07)	$0.06
Acquisition-related revenue adjustments	—	—	—	—	—	—	—	—
Amortization of intangible assets (1)	0.07	0.07	0.07	0.07	0.28	0.07	0.06	0.06
Stock-based compensation (2)	0.10	0.09	0.10	0.12	0.41	0.11	0.12	0.11
Acquisition-related costs, net	0.01	0.01	—	0.01	0.03	—	0.01	—
Restructuring and other costs, net	0.05	0.03	0.01	0.01	0.10	0.02	0.02	0.01
Non-cash interest expense	0.04	0.04	0.04	0.04	0.17	0.04	0.04	0.04
Loss on extinguishment of debt	—	—	—	—	—	0.05	0.01	—
Non-GAAP tax adjustments	(0.07)	(0.05)	(0.04)	(0.06)	(0.22)	(0.21)	0.02	(0.11)
Other	0.02	0.02	0.02	0.03	0.07	—	—	0.01
Non-GAAP diluted net income per share	$0.27	$0.11	$0.20	$0.23	$0.80	$0.27	$0.21	$0.18

Diluted weighted average shares outstanding	292,359	287,866	288,648	291,598	290,125	289,453	286,949	287,852

GAAP provision (benefit) for income taxes	$2.0	$(0.6)	$10.7	$—	$12.1	$(36.4)	$21.3	$(16.7)
Income tax effect of non-GAAP adjustments	25.8	28.6	18.6	190.4	263.3	20.7	10.1	14.7
Removal of valuation allowance and other items	(6.0)	(15.2)	(5.4)	(193.9)	(220.5)	41.5	(7.5)	2.7
Removal of discrete items	1.3	—	(0.3)	21.1	22.0	—	(7.3)	14.8
Non-GAAP provision for income taxes	$23.1	$12.7	$23.6	$17.5	$76.9	$25.7	$16.7	$15.5

GAAP interest expense	$32.3	$31.2	$28.4	$28.3	$120.1	$23.8	$23.6	$23.7
Non-cash interest expense	(12.3)	(12.4)	(12.4)	(12.5)	(49.5)	(12.4)	(12.3)	(12.0)
Non-GAAP interest expense	$20.0	$18.8	$16.0	$15.8	$70.6	$11.4	$11.3	$11.7
Schedules may not add due to rounding.

© 2020 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

19	2020 Third Quarter Results
Prepared Remarks
August 5, 2020

Nuance Communications, Inc.
Supplemental Financial Information – GAAP to Non-GAAP Reconciliations, continued
(in millions)
Unaudited

	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
	2019	2019	2019	2019	2019	2020	2020	2020

(1) Amortization of intangible assets
Amortization of intangible assets - Costs	$7.4	$6.7	$6.6	$6.8	$27.4	$6.6	$6.6	$6.4
Amortization of intangible assets - Operating expenses	13.8	13.8	13.4	13.2	54.2	12.5	11.8	11.8
Total	$21.2	$20.5	$19.9	$20.0	$81.6	$19.2	$18.4	$18.3

(2) Stock-based compensation
Cost of hosting and professional services	$7.0	$4.7	$7.0	$8.0	$26.7	$5.5	$6.5	$6.2
Cost of product and licensing	0.3	0.1	0.2	0.3	0.9	0.1	0.1	0.1
Cost of maintenance and support	(0.2)	0.4	0.6	0.6	1.3	0.4	0.5	0.4
Research and development	5.4	4.5	5.7	6.9	22.5	8.7	8.7	8.7
Sales and marketing	8.2	6.6	6.8	8.8	30.3	7.0	8.0	8.0
General and administrative	8.9	8.4	10.0	10.2	37.6	9.4	9.9	9.7
Total	$29.5	$24.8	$30.2	$34.8	$119.3	$31.2	$33.7	$33.1
Schedules may not add due to rounding.

© 2020 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

20	2020 Third Quarter Results
Prepared Remarks
August 5, 2020

Nuance Communications, Inc.
Supplemental Financial Information – GAAP to Non-GAAP Reconciliations, continued
(in millions)
Unaudited

Total Revenues from Continuing Operations	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
	2019	2019	2019	2019	2019	2020	2020	2020

GAAP Revenues	$419.7	$336.6	$377.4	$387.6	$1,521.3	$418.2	$369.3	$338.4
Adjustment	0.4	0.4	0.6	0.2	1.5	0.1	0.2	—
Non-GAAP Revenues	$420.0	$336.9	$378.1	$387.8	$1,522.8	$418.3	$369.5	$338.4

Healthcare	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
	2019	2019	2019	2019	2019	2020	2020	2020
GAAP Revenues	$271.9	$204.4	$227.9	$245.6	$949.7	$270.5	$224.4	$199.9
Adjustment	0.1	0.2	0.5	0.1	0.9	—	—	—
Non-GAAP Revenues	$272.0	$204.6	$228.4	$245.7	$950.6	$270.5	$224.4	$199.9

Enterprise	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
	2019	2019	2019	2019	2019	2020	2020	2020
GAAP Revenues	$129.5	$115.4	$137.8	$127.4	$510.2	$138.4	$137.2	$130.4
Adjustment	0.2	0.2	0.1	0.1	0.6	0.1	0.2	—
Non-GAAP Revenues	$129.7	$115.6	$137.9	$127.5	$510.8	$138.5	$137.4	$130.4

Other	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
	2019	2019	2019	2019	2019	2020	2020	2020
GAAP Revenues	$18.4	$16.7	$11.8	$14.6	$61.5	$9.3	$7.7	$8.1
Adjustment	—	—	—	—	—	—	—	—
Non-GAAP Revenues	$18.4	$16.7	$11.8	$14.6	$61.5	$9.3	$7.7	$8.1

Schedules may not add due to rounding.

© 2020 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

21	2020 Third Quarter Results
Prepared Remarks
August 5, 2020

Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations, continued
(in millions)
Unaudited

	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
	2019	2019	2019	2019	2019	2020	2020	2020

Total segment revenues	$420.0	$336.9	$378.1	$387.8	$1,522.8	$418.3	$369.5	$338.4
Acquisition-related revenue adjustments	(0.4)	(0.4)	(0.6)	(0.2)	(1.5)	(0.1)	(0.2)	—
Total consolidated revenues	$419.7	$336.6	$377.4	$387.6	$1,521.3	$418.2	$369.3	$338.4

Total segment profit	$150.2	$87.7	$121.1	$125.3	$484.3	$140.9	$114.3	$104.9
Corporate expenses and other, net	(35.1)	(31.8)	(36.3)	(34.3)	(137.6)	(30.5)	(28.8)	(28.4)
Acquisition-related revenues	(0.4)	(0.3)	(0.6)	(0.2)	(1.5)	(0.1)	(0.2)	—
Stock-based compensation	(29.5)	(24.8)	(30.2)	(34.8)	(119.3)	(31.2)	(33.7)	(33.1)
Amortization of intangible assets	(21.2)	(20.5)	(19.9)	(20.0)	(81.6)	(19.2)	(18.4)	(18.3)
Acquisition-related costs, net	(2.6)	(2.1)	(0.8)	(2.5)	(8.0)	(1.2)	(1.7)	(0.8)
Restructuring and other charges, net	(14.6)	(9.9)	(1.9)	(2.7)	(29.1)	(6.7)	(6.3)	(1.9)
Other expenses, net	(30.9)	(27.3)	(21.3)	(27.8)	(107.3)	(33.7)	(23.8)	(22.4)
Income (loss) before income taxes	$15.9	$(29.0)	$10.0	$3.0	$(0.1)	$18.4	$1.3	$—

Schedules may not add due to rounding.

© 2020 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

22	2020 Third Quarter Results
Prepared Remarks
August 5, 2020

Nuance Communications, Inc.
Reconciliation of Supplemental Financial Information
GAAP and non-GAAP Revenue and Net Income per Share Guidance
(in thousands, except per share amounts)
Unaudited

	Three Months Ended September 30, 2020
	Low	High
GAAP revenue	$334,000	$354,000
Acquisition-related adjustment - revenue	—	—
Non-GAAP revenue	$334,000	$354,000

GAAP net (loss) income per share	$(0.06)	$0.01
Acquisition-related adjustment - revenue	—	—
Acquisition-related costs, net	—	—
Amortization of intangible assets	0.06	0.06
Non-cash stock-based compensation	0.12	0.12
Non-cash interest expense	0.04	0.04
Adjustment to income tax expense	(0.04)	(0.06)
Restructuring and other charges, net	—	—
Other	0.01	0.01
Non-GAAP net income per share	$0.13	$0.18

Shares used in computing GAAP and non-GAAP net income per share:
Weighted average common shares: basic	282,500	282,500
Weighted average common shares: diluted	301,000	301,000

© 2020 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

23	2020 Third Quarter Results
Prepared Remarks
August 5, 2020

Nuance Communications, Inc.
Reconciliation of Supplemental Financial Information
GAAP and non-GAAP Revenue and Net Income per Share Guidance
(in thousands, except per share amounts)
Unaudited

	Twelve Months Ended September 30, 2020
	Low	High
GAAP revenue	$1,460,000	$1,480,000
Acquisition-related adjustment - revenue	—	—
Non-GAAP revenue	$1,460,000	$1,480,000

GAAP net income per share	$0.11	$0.18
Acquisition-related adjustment - revenue	—	—
Acquisition-related costs, net	0.01	0.01
Amortization of intangible assets	0.25	0.25
Non-cash stock-based compensation	0.46	0.46
Non-cash interest expense	0.17	0.17
Adjustment to income tax expense	(0.35)	(0.37)
Restructuring and other charges, net	0.06	0.06
Loss on debt extinguishment	0.06	0.06
Other	0.01	0.01
Non-GAAP net income per share	$0.78	$0.83

Shares used in computing GAAP and non-GAAP net income per share:
Weighted average common shares: basic	282,500	282,500
Weighted average common shares: diluted	291,500	291,500

© 2020 Nuance Communications, Inc. All rights reserved